Exhibit 4.1
                                                                     -----------

                               SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), is dated as of June 30, 2004, by and among WELLS FARGO FOOTHILL, INC. ("Lender"), ELXSI, a California corporation ("Parent"), ELXSI (NEW HAMPSHIRE), INC., a Delaware corporation ("ELXSI NH"), BICKFORD'S RESTAURANTS, LLC, a Delaware limited liability company ("Bickford's LLC"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's"; Parent, ELXSI NH, Bickford's LLC, Holdings and Bickford's are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Borrowers and Lender entered into that certain Amended and Restated Loan and Security Agreement, dated as of January 30, 2004, as amended by First Amendment to Amended and Restated Loan and Security Agreement (the "First Amendment"), dated as of April 21, 2004, among Borrowers and Lender (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, Borrowers have requested that the Lender waive noncompliance with certain covenants of the Loan Agreement and agree to certain amendments of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Second Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

                  (a) The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                           "'Applicable Multiplier' means, for any date of
                  determination, the number set forth below opposite the applicable period in which such date falls:

   ----------------------- ------------------------------------------------

    Applicable Multiplier                Applicable Period
   ----------------------- ------------------------------------------------
            2.75                  Closing Date through and including
                                         December 30, 2004
   ----------------------- ------------------------------------------------
            2.50                December 31, 2004, through and including
                                           June 29, 2005
   ----------------------- ------------------------------------------------
            2.25                  June 30, 2005, through and including
                                         December 30, 2005
   ----------------------- ------------------------------------------------
            2.00                    December 31, 2005, and thereafter
   ----------------------- ------------------------------------------------

                           "'Borrowing Base' means, as of any date of
                  determination, the result (rounded to the nearest $50,000) of (a) the Applicable Multiplier times EBITDA for the twelve-month period ending on the last day of the most recent month for which Borrowers have provided Lender a Borrowing Base calculation pursuant to Section
                  6.2 hereof, minus (b) the unpaid principal balance of Term Loan A as of such date of determination.

                           "'EBITDA' means, with respect to any fiscal
                  period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, gains on real estate sales and interest income, plus non-recurring extraordinary losses, losses on real estate sales, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP. For purposes of this definition, net earnings (or loss) shall be determined without deducting any fees paid by any of the Borrowers to Lender pursuant to
                  Section 2.11(c) and (e) hereof, Section 5(c) of the First Amendment or Section 3 of the Second Amendment.

                           "'Maximum Revolver Amount' means $7,000,000, as
                  such amount may be reduced from time to time in accordance with Section 2.1(g).

                           "'Term Loan B Amount' means $3,300,000.

                           "'Term Loan B Maturity Date' means December 31,
                  2006."


                  (b)      The following definitions are hereby added to Section
         1.1 of the Loan Agreement to be placed in a manner that maintains alphabetical order:

                           "'First Amendment' means the First Amendment to
                  the Amended and Restated Loan and Security Agreement, among the Borrowers and Lender, dated as of April 21, 2004.

                           "'Second Amendment' means the Second Amendment
                  to the Amended and Restated Loan and Security Agreement, among the Borrowers and Lender, dated as of June 30, 2004.

                           "'Second Amendment Effective Date' means the
                  Second Amendment Effective Date (as defined in the Second Amendment."

                           "'Term Loan B Leverage Ratio' means for the
                  twelve-month period ending on the last day of any month, the ratio of (a) the unpaid principal amount of Term Loan A, plus the unpaid principal amount of Term Loan B, plus the unpaid principal amount of Revolver Usage, as determined on such day, to (b) EBITDA for such period."

                  (c) Clause (iv) in Section 2.1(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

                   "(iv) a reserve in the amount by which the sum of (1) the unpaid principal amount of Revolver Usage, plus (2) the unpaid principal balance of Term Loan A, plus (3) the unpaid principal balance of Term Loan B, exceeds the product of the Term Loan B Leverage Ratio times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar month (rounding such product to the nearest $100,000) for which Borrowers have provided financial statements to Lender in accordance with Section 6.3(a)."

                  (d) Section 2.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  "2.2     Term Loans.

                           (a) Subject to the terms and conditions of this Agreement, on the Closing Date Lender converted a portion of the Advances outstanding on the Closing Date to a term loan ("Term Loan A") to Borrowers in an amount equal to the Term Loan A Amount. As of June 30, 2004, the unpaid principal balance of Term Loan A was $3,703,088.79. Borrowers, jointly and severally, promise to pay to the order of Lender Term Loan A as follows: (i) in consecutive monthly principal payments in the amount of $125,000 each due on the first day of each month, commencing March 1, 2004, (ii) in additional principal payments on the fifteenth day of each February, May, August, and November, commencing November 15, 2004, in the amount, if any, that (A) the unpaid principal balance of Term Loan A on the last day of the most recently ended calendar quarter, exceeds (B) the amount by which (x) the product of the Applicable Multiplier for such date times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), exceeds (y) the unpaid principal amount of Revolver Usage, and (iii) all unpaid principal of, and interest on, Term Loan A shall be paid in full on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration; provided, that if at any time, the unpaid principal amount of Revolver Usage exceeds the Applicable Multiplier times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), then all unpaid principal of, and interest on, Term Loan A shall be immediately due and payable.

                           (b) As of June 29, 2004, the unpaid principal balance of Term Loan B was $0. Subject to the terms and conditions of this Agreement, on the Second Amendment Effective Date, Lender agrees to convert $3,300,000 of the Advances outstanding on the Second Amendment Effective Date to a term loan ("Term Loan B") to Borrowers. Term Loan B shall be increased on the Second Amendment Effective Date by an amount equal to $320,000 (the sum of the Term Loan Paydown Fee, Term Loan Payoff Fee and the Term Loan B Fee described in the Second Amendment). Borrowers, jointly and severally, promise to pay to the order of Lender, Term Loan B as follows: (i) in a principal payment in the amount of $500,000 on September 30, 2004, (ii) in a principal payment in the amount of $300,000 on November 30, 2004, (iii) in a principal payment in the amount of $500,000 on each of January 31, 2005, April 30, 2005, July 31, 2005, October 31, 2005, and December 31, 2005, (iv) in
                  additional principal payments on the fifteenth day of August, November, January and May of each year, commencing November 15, 2004, in the amount, if any, that (A) the unpaid principal balance of Term Loan B on the last day of the most recently ended calendar quarter, exceeds (B) the amount by which (x) the product of the Term Loan B Leverage Ratio times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), exceeds (y) the sum of (1) the unpaid principal amount of Revolver Usage, plus (2) the unpaid principal balance of Term Loan A, and (v) all unpaid principal of, and accrued, but unpaid interest on, Term Loan B shall be paid in full on the earlier of the Term Loan B Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration; provided, that if, at any time, the sum of the unpaid principal amount of Revolver Usage plus the unpaid principal balance of Term Loan A exceeds the product of the Term Loan B Leverage Ratio times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), then all unpaid principal of, and interest on, Term Loan B shall be immediately due and payable.

                           (c) All amounts outstanding under the Term Loans shall constitute Obligations."

                  (e) Section 2.4(b)(v) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "(v)     All net cash proceeds from Asset Sales shall
                  be applied as follows:

                                    A. first, to prepayment of unpaid
                           installments of principal of Term Loan B, in the order of maturity, until an aggregate amount of $500,000 of net cash proceeds from Asset Sales received after the Second Amendment Effective Date shall have been so applied,

                                    B. second, to prepayment of unpaid
                           installments of principal of Term Loan A, in the inverse order of maturity, until an aggregate amount of $1,500,000 of net cash proceeds from Asset Sales received after the Second Amendment Effective Date shall have been so applied,

                                    C. third, to prepayment of (1) unpaid
                           installments of principal of Term Loan B, in the order of maturity, to the extent of not less than two-thirds of net cash proceeds from Asset Sales received after application of Section 2.4(b)(v)(A) and (B), until the unpaid principal of Term Loan B is reduced to $100,000, and (2) unpaid installments of principal of Term Loan A, in the inverse order of maturity, to the extent of any remaining net cash proceeds from Asset Sales received after application of Section 2.4(b)(v)(A) and (B) and (C)(1), until Term Loan A is paid in full, and

                                    D. fourth, to prepayment of unpaid principal
                           of Advances and the Maximum Revolver Amount shall be permanently reduced by the amount of the net cash proceeds from Asset Sales to the extent not applied to payment of Term Loans; provided however, that any permanent reduction of the Maximum Revolver Amount pursuant to this Section 2.4(b)(v) shall not be subject to any Applicable Prepayment Premium."

                  (f) Section 2.11(e) of the Loan Agreement is hereby deleted and replaced in its entirety as follows:

                  "(e)     Intentionally Blank; and"

                  (g) Section 7.18(a) of the Loan Agreement is hereby amended to read as follows:

                  "(a)     Fail to maintain or achieve:

                           (i) Minimum EBITDA. EBITDA for the twelve-month period ended on the last day of each month set forth below, measured on a month-end basis, of at least the required amount set forth in the following table:

------------------ -------------------------------------------------------------

  Minimum Amount          For the 12-month period ended at the end of
------------------ -------------------------------------------------------------
   $2,628,000                             June, 2004
------------------ -------------------------------------------------------------
   $2,280,000                             July, 2004
------------------ -------------------------------------------------------------
   $2,319,000                            August, 2004
------------------ -------------------------------------------------------------
   $2,234,000                           September, 2004
------------------ -------------------------------------------------------------
   $2,155,000                            October, 2004
------------------ -------------------------------------------------------------
   $2,202,000                            November, 2004
------------------ -------------------------------------------------------------
   $2,429,000           December, 2004, January, 2005, and February, 2005
------------------ -------------------------------------------------------------
   $2,500,000                March, 2005, April, 2005, and May, 2005
------------------ -------------------------------------------------------------
   $2,600,000               June, 2005, July, 2005, and August, 2005
------------------ -------------------------------------------------------------
   $2,700,000          September, 2005, October, 2005, and November, 2005
------------------ -------------------------------------------------------------
   $2,800,000              December, 2005, and each month thereafter
------------------ -------------------------------------------------------------

                           (ii) Minimum Bickford's EBITDA. Bickford's EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

------------------ -------------------------------------------------------------

  Minimum Amount                        Applicable Period
------------------ -------------------------------------------------------------

   $ (173,000)         January 1, 2004, through and including June 30, 2004
------------------ -------------------------------------------------------------
   $  111,000          January 1, 2004, through and including July 31, 2004
------------------ -------------------------------------------------------------
   $  500,000         January 1, 2004, through and including August 31, 2004
------------------ -------------------------------------------------------------
   $  670,000       January 1, 2004, through and including  September 30, 2004
------------------ -------------------------------------------------------------
   $  830,000         January 1, 2004, through and including October 31, 2004
------------------ -------------------------------------------------------------
   $  900,000         January 1, 2004, through and including November 30, 2004
------------------ -------------------------------------------------------------
   $  955,000             Twelve-month period ended at December 31, 2004
------------------ -------------------------------------------------------------
   $1,000,000          Twelve-month period ended at each of March 31, 2005,
                                 April 30, 2005, and May 31, 2005
------------------ -------------------------------------------------------------
   $1,050,000          Twelve-month period ended at each of June 30, 2005,
                                July 31, 2005, and August 31, 2005
------------------ -------------------------------------------------------------
   $1,100,000          Twelve-month period ended at each of September 30, 2005,
                               October 31, 2005, and November 30, 2005
------------------ -------------------------------------------------------------
   $1,150,000           Twelve-month period ended at December 31, 2005, and
                   twelve-month period ended at the end of each month thereafter
------------------ -------------------------------------------------------------

                           (iii) Leverage Ratio. Leverage Ratio, as of the last day of each month occurring during the applicable period set forth opposite thereto, less than or equal to the following:

------------------ -------------------------------------------------------------
 Applicable Ratio                       Applicable Period
------------------ -------------------------------------------------------------
       3.50              June 30, 2004, through and including July 30, 2004
------------------ -------------------------------------------------------------
       4.10             July 31, 2004, through and including August 30, 2004
------------------ -------------------------------------------------------------
       3.00           August 31, 2004, through and including September 29, 2004
------------------ -------------------------------------------------------------
       2.75         September 30, 2004, through and including December 30, 2004
------------------ -------------------------------------------------------------
       2.50           December 31, 2004, through and including June 29, 2005
------------------ -------------------------------------------------------------
       2.25           June 30, 2005, through and including December 30, 2005
------------------ -------------------------------------------------------------
       2.00                      December 31, 2005, and thereafter
------------------ -------------------------------------------------------------

                           (iv) Term Loan B Leverage Ratio. Term Loan B Leverage Ratio, as of the last day of each month occurring during the applicable period set forth opposite thereto, less than or equal to the following:

------------------ -------------------------------------------------------------
 Applicable Ratio                       Applicable Period
------------------ -------------------------------------------------------------
       4.25           June 30, 2004, through and including September 29, 2004
------------------ -------------------------------------------------------------
       3.75         September 30, 2004, through and including December 30, 2004
------------------ -------------------------------------------------------------
       3.50         December 31, 2004, through and including March 30, 2005
------------------ -------------------------------------------------------------
       3.00            March 31, 2005, through and including June 29, 2005
------------------ -------------------------------------------------------------
       2.75           June 30, 2005, through and including December 30, 2005
------------------ -------------------------------------------------------------
       2.50                     December 31, 2005, and thereafter"
------------------ -------------------------------------------------------------

                  (h) Schedule 3 to the form of Compliance Certificate attached as Exhibit C-1 to the Loan Agreement is hereby replaced with the Schedule 3 attached hereto and made a part hereof.

         SECTION 3. Fees. In addition to the fees payable under the Loan Agreement, as amended hereby, and under the First Amendment, Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable (except as otherwise expressly provided in this Section 3) when paid (irrespective of whether this Second Amendment is terminated thereafter):

                  (a) Second Amendment Fee. A fee in the amount of $50,000 shall be earned and due and payable on the Second Amendment Effective Date, and Lender is hereby authorized to make an Advance in such amount to pay such fee in full on the Second Amendment Effective Date.

                  (b) Term Loan Paydown Fee. A fee in the amount of $20,000 shall be earned and due and payable on the Second Amendment Effective Date, and Lender is hereby authorized to add the unpaid portion of such fee to Term Loan B.

                  (c) Term Loan Payoff Fee. A fee in the amount of $100,000 shall be paid on the Second Amendment Effective Date, and Lender is hereby authorized to add the unpaid portion of such fee to Term Loan B; provided, that if all Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Agreement shall have been terminated on or before June 30, 2005, then such fee shall be rebated to Borrowers.

                  (d) Term Loan B Fee. A fee in the amount of $200,000 shall be paid on the Second Amendment Effective Date, and Lender is hereby authorized to add the unpaid portion of such fee to Term Loan B, subject to being rebated according to the following schedule:

                           (i) if Term Loan B is repaid in full on or before September 30, 2004, then $200,000 shall be rebated to Borrowers;

                           (ii) if Term Loan B is repaid in full on or before October 31, 2004, then $150,000 shall be rebated to Borrowers; or

                           (iii) if Term Loan B is repaid in full on or before December 31, 2004, then $100,000 shall be rebated to Borrowers.

         SECTION 4. Waivers. On the Second Amendment Effective Date, and in accordance with Section 15.1 of the Loan Agreement, Lender waives the Borrowers' noncompliance with the following Sections of the Loan Agreement:

                  (a) Section 7.18(a)(i) for all periods ended on or before May 31, 2004; Section 7.18(a)(ii) for all periods ended on or before May 31, 2004; and Section 7.18(a)(iii) for all periods ended on or before May 31, 2004; and

                  (b)      Section 4(e) of the First Amendment.

         SECTION 5. Representations, Warranties and Covenants of the Borrowers. Each of the Borrowers represents and warrants to the Lender, and agrees that:

                  (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and
         (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender;

                  (b) on the Second Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

                  (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrowers, and this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                  (d) the execution, delivery and performance of this Amendment does not conflict with or result in a breach by any Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Borrower is a party or is subject.

                  (e) On or before September 15, 2004, ELXSI shall deliver to Lender (i) a certified copy of the Lincolnshire Lease (as defined in the First Amendment), and (ii) a landlord's waiver and consent from the landlord of the Lincolnshire Lease acknowledging the security interest granted to Lender in the property of ELXSI located on the premises covered by the Lincolnshire Lease and waiving any statutory landlord's lien against such property.

                  (f) Within thirty (30) days after the last day of each month, ELXSI shall deliver to Lender an Asset Sale Progress Report, providing commentary on the current status of proposed real estate sales and leasebacks, including location, timing, prospective buyers expressing interest, anticipated closing dates, prospective or agreed sales prices, and material issues relating to such property or sales thereof.

         SECTION 6. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "Second Amendment Effective Date") upon satisfaction of each of the following conditions:

                  (a) The Borrowers, Lender and Parent shall have executed and delivered to Lender this Amendment and such other documents as the Lender may reasonably request.

                  (b) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Lender.

                  (c) In consideration of Lender's execution and delivery of this Amendment, Borrowers shall pay to Lender the fees described in
         Section 3 hereof, which fees shall be earned by Lender upon the execution by Lender of a counterpart of this Amendment.

         SECTION 7. Breach of this Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 8. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 9. Costs and Expenses. The Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 11. Effect of Amendment; Reaffirmation of Loan Documents.
                     ----------------------------------------------------

                  (a) The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and
         (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) The consents and waivers agreed to herein (i) are strictly limited to the transactions expressly referenced and, except as expressly set forth herein, all the other terms, provisions and conditions of the Loan Agreement shall remain in full force and effect,
         (ii) shall not extend nor be deemed to extend to any other Event of Default or Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, whether similar or dissimilar to the matters waived herein, (iii) shall not impair, restrict or limit any right or remedy of the Lender with respect to any other Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of the Borrowers or any right, privilege or remedy of the Lender under the Loan Agreement or any of the other Loan Documents.

         SECTION 12. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

         SECTION 13. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF

CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. EACH BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       ELXSI,
                                       a California corporation


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Title:   Vice President


                                       ELXSI (NEW HAMPSHIRE), INC.,
                                       a Delaware corporation


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Title:   Vice President


                                       BICKFORD'S RESTAURANTS, LLC,
                                       a Delaware limited liability company


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Title:   Vice President


                                       BICKFORD'S HOLDINGS COMPANY, INC.,
                                       a Delaware corporation


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Title:   Vice President


                                       BICKFORD'S FAMILY RESTAURANTS, INC.,
                                       a Delaware corporation


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Title:   Vice President


                                       WELLS FARGO FOOTHILL, INC.,
                                       a California corporation


                                       By: /s/ DANIEL MORIHIRO
                                           -------------------------------------
                                       Title:   Vice President

                         ACKNOWLEDGMENT AND RATIFICATION

         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Amended and Restated Loan and Security Agreement,
(ii) consents to all of the terms and provisions thereof, (iii) ratifies and confirms all of the terms and provisions of the outstanding Loan Documents to which it is a party; and (iv) acknowledges and agrees that all references in the outstanding Loan Documents to any loan or credit agreement executed by and between any of the Borrowers and Lender shall refer without further amendment to the Loan Agreement as amended by the foregoing Amendment.

                                       ELXSI CORPORATION


                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Name: David Doolittle
                                       Title: Vice President

                                   SCHEDULE 3

                    [to Compliance Certificate (Exhibit C-1)]

         1. Minimum EBITDA. Borrowers' EBITDA for the twelve-month period ending _________, 20___ is $________________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.18(a)(i) of the Loan Agreement for the corresponding period.

         2. Minimum Bickford's EBITDA. Bickford's EBITDA for the period from ____________, 20___, to _______________, 20___, is $_______________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.18(a)(ii) of the Loan Agreement for the corresponding period.

         3.       Leverage Ratio.
                  --------------

         (a) The Leverage Ratio of Borrowers, as of the last day of the fiscal quarter ending ______________, 20___, is calculated as follows:

                  (i)      The unpaid principal amount of Term
         Loan A and the unpaid principal amount of Revolver Usage
         on such date is:                                            $__________

                  (ii)     Borrower's EBITDA for the twelve-month
         period ending on such day is:                               $__________

                  (iii)    Item (i) divided by Item (ii)
         (=Leverage Ratio) is:                                       ___________


         (b) The Leverage Ratio set forth above [is/is not] less than or equal to the amount set forth in Section 7.18(a)(iii) of the Loan Agreement for the corresponding period.

         4.       Term Loan B Leverage Ratio.
                  --------------------------

         (a) The Term Loan B Leverage Ratio of Borrowers, as of the last day of the fiscal quarter ending ______________, 20___, is calculated as follows:

                  (i)      The unpaid principal amount of Term
         Loan A and the unpaid principal amount of Revolver Usage
         on such date is:                                            $__________

                  (ii)     The unpaid principal amount of Term
         Loan B on such date is:                                     $__________

                  (iii)    Borrower's EBITDA for the twelve-month
         period ending on such day is:                               $__________

                  (iv)     The sum of Item (i) and Item (ii)
         divided by Item (iii) (=Term Loan B Leverage Ratio) is:
                                                                     ___________

         (b) The Term Loan B Leverage Ratio set forth above [is/is not] less than or equal to the amount set forth in Section 7.18(a)(iv) of the Loan Agreement for the corresponding period.

         4.       Maximum Capital Expenditures.
                  ----------------------------

         (a) The aggregate amount of capital expenditures made to date in the current fiscal year is $_____________

         (b) The aggregate amount set forth above [is/is not] more than or equal to the amount set forth in Section 7.18(b)(i) of the Loan Agreement for the corresponding period.